Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Charles D. Christy	Kristine D. Brenner
EVP & Chief Financial Officer	Director of Investor Relations
(810) 237-4200	(810) 257-2506
charlie.christy@citizensbanking.com	kristine.brenner@citizensbanking.com
CITIZENS REPUBLIC MODIFIES CERTAIN TERMS OF ITS EXCHANGE OFFERS
FLINT, Mich., August 27, 2009 — Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced today that it has amended certain terms of its offer to issue its common shares in exchange for its outstanding 5.75% Subordinated Notes due 2013 (the “Subordinated Notes”) and its outstanding 7.50% Enhanced Trust Preferred Securities of Citizens Funding Trust I (the “Trust Preferred Securities”). The “Relevant Price” at which Citizens’ common shares will be valued for purposes of determining the exchange ratio in each of the exchange offers will now be calculated based on the average volume weighted average price for the five consecutive trading day period ending on and including the expiration date of the exchange offers (currently September 14, 2009), rather than the second trading day immediately preceding the expiration date. In addition, Citizens has added a provision allowing holders of Subordinated Notes or Trust Preferred Securities to limit their tender of those securities in the manner described under “The Exchange Offers — Your Option to Limit Common Share Ownership to 9.99%” in the prospectus referred to below. Tendering holders desiring to avail themselves of this provision may contact D. F. King & Co., Inc., the exchange agent for these offers, at the number listed below.
Except as described in this press release, the terms and conditions of the Exchange Offers, as set forth in the prospectus referred to below, are unchanged.
Citizens has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the Exchange Offers. Before you invest, you should read the prospectus in the registration statement and other documents Citizens has filed with the SEC for more complete information about Citizens and the Exchange Offers. The registration statement relating to the Exchange Offers has not yet become effective and common shares may not be sold nor may offers to buy be accepted in connection with the Exchange Offers prior to the time that such registration statement becomes effective. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the prospectus and letters of transmittal may be obtained upon request by contacting D.F. King & Co., Inc., the information and exchange agent at (800) 714-3312 or, for banks and brokers, at (212) 269-5550 (collect).
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell, any securities. The solicitation of offers to exchange the Subordinated Notes and the Trust Preferred Securities for common shares will only be made pursuant to Citizens’ prospectus dated August 27, 2009, and related documents that Citizens has filed or will file with the SEC.
Citizens has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies by the board of directors for the special meeting of shareholders to which this communication, in part, relates. The proxy statement contains important information that shareholders should read before making any voting decision. The proxy statement and proxy are available for free by visiting the SEC’s web site at www.sec.gov or Citizens’ website at www.citizensbanking.com.
Corporate Profile
Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin, and Indiana as Citizens Bank and in Iowa as F&M Bank, with 231 offices and 267 ATMs. Citizens Republic Bancorp is the largest bank holding company headquartered in Michigan with roots dating back to 1871. Citizens Republic Bancorp is the 42nd largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.
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